UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2023

EMBARK TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39881 (Commission File Number)	86-3343695 (I.R.S. Employer Identification No.)

321 Alabama Street

San Francisco, CA 94110

(Address of principal executive offices, including zip code)

(415) 671-9628

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	EMBK	The Nasdaq Global Market

Warrants to purchase 1/20th share of Class A common stock, each at an exercise price of $11.50 per warrant	EMBKW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 24, 2023, the Company entered into a letter agreement (the “Letter Agreement”) with Siddhartha Venkatesan, pursuant to which he is eligible for certain retention bonuses and separation benefits. Pursuant to the Letter Agreement, Mr. Venkatesan is eligible to receive cash retention benefits upon achievement of certain retention milestones: (a) $30,000 payments for continued service through each of May 31, 2023, June 30, 2023 and July 31, 2023 and (b) $250,000 for continued service through the filing date of a definitive proxy statement, provided that such date occurs on or prior to December 31, 2023 (“Definitive Proxy Date”) soliciting the shareholder vote for a transaction for the acquisition of 100% of the Company’s outstanding equity, which includes the Company’s Agreement and Plan of Merger with Applied Intuition, Inc., announced on May 25, 2023 (“Transaction”).

In addition, the Letter Agreement provides that if Mr. Venkatesan is terminated by the Company without Cause (as defined in the Letter Agreement) or due to a resignation for Good Reason (as defined in the Letter Agreement), subject to his timely execution and non-revocation of a release of claims that becomes effective within sixty (60) days following the date of termination and continued compliance with his obligations to the Company, including under his confidentiality and invention assignment agreement, Mr. Venkatesan will be entitled to receive a lump sum payment equal to (i) six months base salary and (ii) fifty percent (50%) of any annual target cash bonus, if applicable, as well as up to six months of continued coverage under the Company’s group health plans as if he had remained employed. If the Definitive Proxy Date occurs prior to December 31, 2023, Mr. Venkatesan’s voluntary resignation following the Definitive Proxy Statement, but on or before the later of (x) December 31, 2023 and (y) ten (10) days following the Definitive Proxy Date (the “Transition End Date”) for any or no reason, shall constitute a resignation for Good Reason. If, however, Mr. Venkatesan does not resign for Good Reason on or prior to the Transition End Date, he shall not thereafter be entitled to any severance payments or benefits under the Letter Agreement.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Retention Bonus and Separation Benefits Letter Agreement, dated May 24, 2023, by and between Embark Technology, Inc. and Siddhartha Venkatesan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Embark Technology, Inc.

Date: June 1, 2023	By:	/s/ Siddhartha Venkatesan
	Name:	Siddhartha Venkatesan
	Title:	Chief Legal Officer